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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Littelfuse, Inc. of our report dated January 29, 2002, included in the 2001 Annual Report to Shareholders of Littelfuse, Inc.

Our audits also included the financial statement schedule of Littelfuse, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (No. 33-55942, 33-64442, 33-95020, 333-03260 and 333-64285) on Form S-8 of our
report dated January 29, 2002, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule in this Annual Report (Form 10-K) of Littelfuse, Inc.


Chicago, Illinois
March 22, 2002                                                Ernst & Young LLP







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